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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and among

Alderwoods Group, Inc.,
the Guarantors listed on Schedule A hereto,

and

Banc of America Securities LLC
Morgan Stanley & Co. Incorporated

Dated as of August 19, 2004

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of August 19, 2004, by and among Alderwoods Group, Inc., a Delaware corporation (the "Company"), the Guarantors listed on Schedule A hereto (the "Guarantors"), and Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 7 3/4% Senior Notes due 2012 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

        This Agreement is made pursuant to the Purchase Agreement, dated as of August 5, 2004 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Notes (including the Initial Purchasers). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(i) of the Purchase Agreement.

        The parties hereby agree as follows:

        SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

        Additional Interest:    As defined in Section 5.

        Affiliate:    An "Affiliate" of a Person is a Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

        Broker-Dealer:    Any broker or dealer registered under the Exchange Act.

        Business Day:    Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

        Closing Date:    The date of this Agreement.

        Commission:    The Securities and Exchange Commission.

        Consummate:    An Exchange Offer shall be "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

        Effectiveness Target Date:    As defined in Section 5.

        Exchange Act:    The Securities Exchange Act of 1934, as amended.

        Exchange Notes:    The 7 3/4% Senior Notes due 2012 to be issued under the Indenture, containing terms identical to those of the Initial Notes in all material respects (except for references to certain interest rate provisions, restrictions on transfer and restrictive legends) to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

        Exchange Offer:    The registration by the Company under the Securities Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders pursuant to the registration procedures set forth in Section 6(a) hereof.

        Exchange Offer Registration Statement:    The Registration Statement relating to the Exchange Offer, including the related Prospectus.

        Holders:    As defined in Section 2(b) hereof.

        Indemnified Holder:    As defined in Section 8(a) hereof.

        Indenture:    The Indenture, dated as of August 19, 2004, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        Initial Notes:    As defined in the preamble hereto.

        Initial Placement:    The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

        Initial Purchaser:    As defined in the preamble hereto.

        Interest Payment Date:    As defined in the Indenture and the Notes.

        NASD:    National Association of Securities Dealers, Inc.

        Notes:    The Initial Notes and the Exchange Notes.

        Person:    An individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus:    The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        Registration Default:    As defined in Section 5 hereof.

        Registration Statement:    Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        Securities Act:    The Securities Act of 1933, as amended.

        Shelf Filing Deadline:    As defined in Section 4 hereof.

        Shelf Registration Statement:    As defined in Section 4 hereof.

        Transfer Restricted Securities:    Each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which the offer and sale of such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is distributed to the public by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein),

(d) the date on which such Note is sold to the public in compliance with Rule 144 under the Securities Act or expiration of the holding period that would be applicable thereto under Rule 144(k) under the Securities Act were it not held by an Affiliate of the Company or (e) the date on which such Note ceases to be outstanding (whether as a result of redemption, repurchase and cancellation or otherwise); provided that, in the case of (a), (b), (c) and (d), the legends with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be, as a result of such event or circumstance.

        Trust Indenture Act:    The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

        Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

        SECTION 2. Securities Subject To This Agreement.

        (a)   Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

        (b)   Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

        SECTION 3. Registered Exchange Offer.

        (a)   Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission no later than 270 days after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time after the filing thereof, but in no event later than 330 days after the Closing Date, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, provided that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

        (b)   The Company shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 360 days after the Closing Date.

        (c)   The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

        The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

        SECTION 4. Shelf Registration.

        (a)   Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), (ii) for any reason the Exchange Offer is not consummated within 360 days after the Closing Date or (iii) any Holder of Transfer Restricted Securities shall notify the Company in writing prior to the 20th day following the consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Notes acquired directly from the Company or one of its Affiliates, then, upon such Holder's request, the Company and the Guarantors shall

          (x)   cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earlier to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement and (2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (a)(ii) above (such earlier date being the "Shelf Filing Deadline," but in no event shall the Shelf Filing Deadline be earlier than 270 days after the Closing Date), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y)   use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 60th day after the Shelf Filing Deadline.

        The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the date of original issuance of the Notes (or shorter period that will terminate when all the Notes covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

        (b)   Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information contained in such Shelf Registration Statement regarding such Holder not to contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein not misleading.

        SECTION 5. Additional Interest. If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased ("Additional Interest") by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.0% per annum. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

        All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

        SECTION 6. Registration Procedures.

        (a)   Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and the Company, the Guarantors and the Holders, as applicable, shall comply with all of the following provisions:

            (i)  If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other determination from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Notes. Each of the Company and the Guarantors hereby agrees to pursue such a determination at the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Each of the Company and the Guarantors hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable determination by the Commission staff with respect to such submission.

           (ii)  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Exchange Offer being Consummated, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company.

        (b)   Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all applicable provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

        (c)   General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

            (i)  use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; and upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of a material fact or omit to state any material fact, in the case of any such Registration Statement, required to be stated therein or necessary to make the statements therein not misleading or, in the case of any such Prospectus, necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such untrue statement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

           (ii)  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all Transfer Restricted Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such Registration Statement or supplement to the Prospectus;

          (iii)  advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein, in the case of such Registration Statement, not misleading or, in the case of such Prospectus, not misleading in light of the circumstances under which they were made. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, the

  Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (iv)  furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (and upon written request, all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

           (v)  to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, make available, and if requested, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company's representatives and representatives of the Guarantors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

          (vi)  make available at reasonable times for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors during normal business hours at the offices where such information is typically kept, and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders and any such underwriters, attorney or accountant, until such time as: (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise); (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter; provided, however, that the Holders shall provide the Company with prompt notice of such requirement in order for the Company to seek an appropriate protective order or other remedy or to consult with such Holders with respect to the Company's taking steps to resist or narrow the scope of such legal process; or (C) subsequent to the filing of such Registration Statement, such information is required to be set forth in such Registration Statement or the prospectus included therein or in an amendment to such Registration Statement or an amendment or supplement to such prospectus in order that such Registration Statement, prospectus, amendment or supplement to such prospectus, as the case may be, complies with applicable requirements of the federal securities laws of the United States and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact, in the case of a Registration Statement, required to be stated therein or necessary to make the statements therein not misleading or, in the case of a Prospectus, necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, unless the Company shall have exercised its rights under Section 6(c)(xvii) hereof with respect to such an amendment or supplement, in which case the obligation to keep such information confidential shall survive until the expiry of the applicable Suspension Period;

         (vii)  if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

        (viii)  use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

          (ix)  furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, and, if the selling Holder or underwriter so requests in writing, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

           (x)  deliver to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

          (xi)  enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement;

         (xii)  in the case of an Underwritten Offering pursuant to a Shelf Registration Statement, the Company and the Guarantors shall:

            (A)  furnish to each Initial Purchaser, each selling Holder and each underwriter, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the closing of such Underwritten Offering:

              (1)   a certificate, dated as of the date of the closing of such Underwritten Offering, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, such matters as would customarily be certified by such officers in connection with an Underwritten Offering pursuant to a Shelf Registration Statement and such other matters as such parties may reasonably request;

              (2)   an opinion, dated as of the date of the closing of such Underwritten Offering of counsel for the Company and the Guarantors, covering, as of the date of the closing of such Underwritten Offering, such matters as would customarily be included in such an opinion of counsel in connection with an Underwritten Offering pursuant to a Shelf Registration Statement and such other matters as such parties may reasonably request, and, in any event, including a 10b-5 opinion in form and substance satisfactory to such parties; and

              (3)   a customary comfort letter, dated as of the date of pricing of such Underwritten Offering, and a bring-down comfort letter, dated as at the date of the closing of such Underwritten Offering, from the Company's independent accountants, covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

            (B)  set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (C)  deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this Section 6(c)(xii), if any.

          if at any time prior to the close of the Underwritten Offering the representations and warranties of the Company and the Guarantors contemplated in subclause (A)(1) above of this clause (xii) cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

        (xiii)  prior to any public offering of Transfer Restricted Securities, cooperate with, and cause the Guarantors to cooperate with, the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

        (xiv)  shall issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company for cancellation;

         (xv)  cooperate with, and cause the Guarantors to cooperate with, the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

        (xvi)  use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xiii) above;

       (xvii)  if any fact or event contemplated by clause (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, that the Company and the Guarantors shall be entitled to postpone or delay the supplement or amendment of a Registration Statement or Prospectus, as the case may be, for a reasonable period of time, but not on more than two occasions (each a "Suspension Period") or in excess of 45 days in any consecutive 90-day period, if the Company and the Guarantors determine reasonably and in good faith that such amendment or supplement would require the disclosure of non-public material information that, in the reasonable judgment of the Company and the Guarantors, would cause material detriment to the Company or any Guarantor if so disclosed; provided that, in the event such disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 60 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period; and in such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 3(b) and the Shelf Registration Statement provided for in Section 4(a) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 6(c)(iii)(D) to and including the date when the Holders shall have received such supplemented or amended Prospectus pursuant to this Section 6(c)(xvii);

      (xviii)  provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company and take all other action necessary to ensure that all such Transfer Restricted Securities are eligible for deposit with the Depository Trust Company;

      (xvix)  cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

         (xx)  otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

        (xxi)  cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantors to cooperate with, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and cause the Guarantors to execute, and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

       (xxii)  cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any;

      (xxiii)  provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act unless such document is generally available on the Internet free of charge; and

      (xxiv)  until the expiration of two years after the Closing Date, not permit any of its Affiliates to resell any of the Notes that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

        Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvii) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvii) hereof or shall have received the Advice; however, no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company's option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5.

        SECTION 7. Registration Expenses.

        (a)   All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement (other than underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder's Securities pursuant to a Registration Statement) will be borne by the Company and/or the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state or blue sky securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, to the extent set forth in Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

        (b)   In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

        SECTION 8. Indemnification.

        (a)   The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact, in the case of any such Registration Statement, required to be stated therein or necessary to make the statements therein not misleading or, in the case of any such Prospectus, necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any Guarantor shall be liable in any such case to the extent any such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided further, however, that with respect to any such untrue statement in or omission from any amended or supplemented Prospectus (excluding the correcting amendment or supplement), the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Person indemnified under this Section 8(a) from whom the Person asserting any such loss, claim, damage, liability or expense received the securities concerned to the extent that such loss, claim, damage, liability or expense of or with respect to such indemnified Person results from the fact that both (A) a copy of the Prospectus (together with any correcting amendments or supplements) was not sent or given to such asserting Person at or prior to the written confirmation of the sale of such securities to such Person and (B) the untrue statement in or omission from any Prospectus was corrected in an amendment or supplement thereto and the Prospectus (as amended or supplemented) does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, unless, in the case of either paragraph (A) or (B) above, such failure to deliver the final Prospectus was a result of noncompliance by the Company with Section 6(c)(x) hereof. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

        In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided, however that the failure to give such notice shall not relieve the Company or the Guarantors of their respective obligations pursuant to this Agreement unless and only to the extent it is finally judicially determined that such failure to give notice results in the loss or compromise of any material rights or defenses of the Company). In case any such action is brought against any Indemnified Holder and such Indemnified Holder seeks or intends to seek indemnity from the Company and the Guarantors, the Company and the Guarantors will be entitled to participate in and, to the extent that they shall elect by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Holder; provided, however, if the defendants in any such action include both the Indemnified Holder and the Company or any Guarantor and the Indemnified Holder shall have reasonably concluded that a conflict may arise between the positions of the Company or any Guarantor and the Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to the Indemnified Holder which are different from or additional to those available to the Company or any Guarantor, the Indemnified Holder shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of itself. Upon receipt of notice from the Company or any Guarantor to such Indemnified Holder of the Company or any Guarantor's election so to assume the defense of such action and approval by the Indemnified Holder of counsel, the Company or any Guarantor will not be liable to such Indemnified Holder under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof unless (i) the Indemnified Holder shall have employed separate counsel in accordance with the proviso to the second sentence of this paragraph (it being understood, however, that the Company or any Guarantor shall not be liable for the expenses of more than one separate counsel (together with local counsel, approved by the Company or any Guarantor, representing the Indemnified Holder who is a party to such action)) or (ii) the Company or any Guarantor shall not have employed counsel reasonably satisfactory to the Indemnified Holder to represent the Indemnified Holder within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Company and the Guarantor. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company's or the Guarantor's prior written consent, which consent shall not be withheld unreasonably, and the Company and the Guarantors agree to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company or the Guarantors. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

        (b)   Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers of the Company who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective offices, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company or the Guarantors or any such director or officer or controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

        (c)   If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company shall be deemed to be equal to the total proceeds of the offering to the Company from the Initial Placement (net of underwriting discounts and commissions but before deducting offering expenses), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary to make the statements in such Registration Statement not misleading in the light of the circumstances under which they were made relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of

Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

        The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

        SECTION 9. Rule 144A. The Company and the Guarantors each hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

        SECTION 10. Participation In Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

        SECTION 11. Selection Of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

        SECTION 12. Miscellaneous.

        (a)   Remedies. The Company and the Guarantors each hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)   No Inconsistent Agreements. The Company will not, and will cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c)   Adjustments Affecting the Notes. The Company will not take any action, or permit any change to occur, with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

        (d)   Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

        (e)   Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), facsimile transmission or a nationally recognized air courier guaranteeing overnight delivery:

            (i)  if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

           (ii)  if to the Company:

      Alderwoods Group, Inc.
      311 Elm Street
      Suite 1000
      Cincinnati, Ohio 45202
      Facsimile No.: (513) 768-7401
      Attention: SVP—Legal and Compliance

      With a copy to:

      Jones Day
      2727 North Harwood Street
      Dallas, Texas 75201
      Facsimile No.: (214) 969-5100
      Attention: Anna Marie Dempsey

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to a nationally recognized air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (f)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and provided further that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture.

        (g)   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)   Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

        (j)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k)   Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or in the Purchase Agreement with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALDERWOODS GROUP, INC.
By:	/s/ JEFF LOWE
	Name:	Jeff Lowe
	Title	Vice President and Treasurer
GUARANTORS:
On behalf of each of the Guarantors set forth on Part I of Schedule A hereto:
By:	/s/ LAUREL J. LANGFORD
Name:	Laurel J. Langford
Title	Authorized Signatory for each of the Entities listed on Part I of Schedule A hereto

On behalf each of the Guarantors set forth on Part II of Schedule A hereto:
By:	/s/ MARY C. GUZMAN
Name:	Mary C. Guzman
Title	Authorized Signatory for each of the Entities listed on Part II of Schedule A hereto
DOBA-HABY INSURANCE AGENCY, INC., a Massachusetts corporation
By:	/s/ RONALD COLLINS
Name:	Ronald Collins
Title	Vice President
ALDERWOODS (TEXAS), L.P.
By:	Alderwoods (Partner), Inc., its general partner
By:	/s/ LAUREL J. LANGFORD
Name:	Laurel J. Langford
Title	Treasurer and Secretary
DIRECTORS (TEXAS), L.P.
By:	DSP General Partner, Inc., its general partner
By:	/s/ LAUREL J. LANGFORD
Name:	Laurel J. Langford
Title	Treasurer and Secretary
The foregoing Registration Rights Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written:
BANC OF AMERICA SECURITIES LLC MORGAN STANLEY & CO. INCORPORATED
By:	BANC OF AMERICA SECURITIES LLC
By:	/s/ BANC OF AMERICA SECURITIES LLC
Name:
Title:

SCHEDULE A

GUARANTORS

PART I

ALABAMA
Advanced Planning (Alabama), Inc.

ALASKA
Alderwoods (Alaska), Inc.

ARIZONA
Alderwoods (Arizona), Inc.
Phoenix Memorial Park Association

ARKANSAS
Alderwoods (Arkansas), Inc.

CALIFORNIA
Advance Funeral Insurance Services
Alderwoods (Texas), Inc.
A.L Cemetery
Alderwoods Group (California), Inc.
Custer Christiansen Covina Mortuary, Inc.
Dimond Service Corporation
Directors Succession Planning, Inc.
Directors Succession Planning II, Inc.
DSP General Partner II, Inc.
Earthman LP, Inc.
Harbor Lawn Memorial Park, Inc.
Neel Funeral Directors, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
White Funeral Home, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service, Inc.
Workman Mill Investment Company

COLORADO
Alderwoods (Colorado), Inc.

CONNECTICUT
Alderwoods (Connecticut), Inc.

DELAWARE
Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods (Mississippi), Inc.
American Burial and Cremation Centers, Inc.

Schedule A-1

H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Osiris Holding Corporation

FLORIDA
Coral Ridge Funeral Home and Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA
Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

IDAHO
Alderwoods (Idaho), Inc.

ILLINOIS
Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
The Oak Woods Cemetery Association
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA
Advanced Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA
Alderwoods (Iowa), Inc.

Schedule A-2

KANSAS
Alderwoods (Kansas), Inc.

KENTUCKY
Alderwoods (Partner), Inc.

LOUISIANA
Alderwoods (Louisiana), Inc.

MARYLAND
Alderwoods (Maryland), Inc.

MASSACHUSSETS
Alderwoods (Massachussets), Inc.

MICHIGAN
Alderwoods (Michigan), Inc.
AMG, Inc.
WMP, Inc.

MINNESOTA
Alderwoods (Minnesota), Inc.

MISSISSIPPI
Family Care, Inc.
Stephens Funeral Fund, Inc.

MISSOURI
Alderwoods (Missouri), Inc.

MONTANA
Alderwoods (Montana), Inc.

NEVADA
Alderwoods (Nevada), Inc.

NEW HAMPSHIRE
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO
Alderwoods (New Mexico), Inc.

NEW YORK
Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA
Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.

Schedule A-3

Lineberry Group, Inc.
Reeves, Inc.
Westminster Gardens, Inc.
MFH, L.L.C.

OHIO
Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.

OKLAHOMA
Alderwoods (Oklahoma), Inc.

OREGON
Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA
Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND
Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA
Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

TENNESSEE
Alderwoods (Tennessee), Inc.
Eagle Financial Associates, Inc.

TEXAS
Alderwoods (Texas) Cemetery, Inc.
CHMP Holdings, Inc.
DHFH Holdings, Inc.
DHNC Holdings, Inc.
Directors Cemetery (Texas), Inc.
DRMP Holdings, Inc.
DSP General Partner, Inc.
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
EDSB Holdings, Inc.
HFCC Holdings, Inc.

Schedule A-4

HFJC Holdings, Inc.
HFSC Holdings, Inc.
Panola County Restland Memorial Park, Inc.
Pioneer Funeral Plans, Inc.
Travis Land Company
Tyler Memorial Funeral Home and Chapel, Inc.
Waco Memorial Park, Inc.

VIRGINIA
Alderwoods (Virginia), Inc.

WASHINGTON
Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S&H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA
Alderwoods (West Virginia), Inc.

WISCONSIN
Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

PART II

CALIFORNIA
Colton Funeral Chapel, Inc.
Glasband-Malinow-Weinstein Mortuary, Inc.
Glasband-Willen Mortuaries
Grove Colonial Mortuary, Inc.
Home of Peace Memorial Park and Mausoleum, Inc.
RH Mortuary Corporation
Richardson-Peterson Mortuary, Inc.
San Fernando Mortuary, Inc.

DELAWARE
RH Cemetery Corp.
RH Satellite Properties Corp.
Rose Hills Company
Rose Hills Holdings Corp.

PART III

DELAWARE
Alderwoods (Texas), L.P.
Directors (Texas), L.P.

MASSACHUSETTS
Doba-Haby Insurance Agency, Inc.

Schedule A-5

QuickLinks

  Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
  SCHEDULE A